Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

International Stem Cell Corporation

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-210840, 333-201589, and 333-199799) and Form S-8 (Nos. 333-226844, 333-211411, 333-206930, 333-169549, 333-166883, 333-166421, 333-166420, 333-164539, 333-159424, 333-159421, and 333-150920) of International Stem Cell Corporation (the “Company”) of our report dated March 30, 2021, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

March 30, 2021